                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 9, 2004

                              SiVault Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                         0-30711                98-0209119
-------------------------------   -----------------------    -------------------
(State or Other Jurisdiction of   (Commission File Number)   (I. R. S. Employer
Incorporation or organization)                               Identification No.)


    500 Fifth Avenue, Suite 1650, New York, New York             10110-0002
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                (Zip Code)


                                 (212) 931-5760
               --------------------------------------------------
               Registrant's telephone number, including area code

                                EXPLANATORY NOTE

         SiVault Systems, Inc. ("SiVault"), announced on July 14, 2004 that it has completed the acquisition of SiVault Analytics Inc. ("Analytics"), a private Delaware corporation which provides state-of-the-art non-repudiation services to retail merchants, electronic medical prescriptions and EMR systems in the healthcare sectors.

         Copies of the Stock Purchase Agreement and of a press release relating to the acquisition were attached as exhibits to the Company's filing on Form 8-K dated July 19, 2004 as filed with the Securities Exchange Commission on July 20, 2004.

ITEM 7.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business to be Acquired:

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
SiVault Analytics, Inc.
San Jose, California

We have audited the accompanying balance sheet of SiVault Analytics, Inc. (the Company), a development stage company, as of June 30, 2004, and the related statements of operations, changes in shareholders' deficit, and cash flows for the fiscal year ended June 30, 2004 and the period from June 16, 2003 (inception) through June 30, 2004 (cumulative). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of SiVault Analytics, Inc. as of June 30, 2004 and the results of its operations and their cash flows for the fiscal year ended and the period from June 16, 2003 (inception) through June 30, 2004 (cumulative) in conformity with generally accepted accounting principles in the United States of America.


July 26, 2004                                    /s/  C.G. Uhlenberg LLP
Redwood City, California

                             SIVAULT ANALYTICS, INC.
                             -----------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------

                                  BALANCE SHEET
                                  JUNE 30, 2004
-------------------------------------------------------------------------------

ASSETS

Current Assets:
     Cash and cash equivalents                                        $   5,622
                                                                      ---------

         Total Current Assets                                             5,622
                                                                      ---------

Property and Equipment - Net                                             51,815
                                                                      ---------

Other Assets:
Deposits                                                                    450
                                                                      ---------

         Total Other Assets                                                 450
                                                                      ---------

              TOTAL ASSETS                                            $  57,887
                                                                      ---------

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
     Accrued expenses                                                 $ 487,446
     Shareholders advance                                               115,000
                                                                      ---------

         Total Current Liabilities                                      602,446
                                                                      ---------

Shareholders' Deficit:
     Common Stock, $0.0001 par value, 10,000,000 shares
     authorized, issued and outstanding                                   1,000
     Additional paid-in capital                                         115,378
     Accumulated deficit during development stage                      (660,937)
                                                                      ---------

         Total Shareholders' Deficit                                   (544,559)
                                                                      ---------

              TOTAL LIABILITIES AND
              SHAREHOLDERS' DEFICIT                                   $  57,887
                                                                      ---------

   The accompanying notes are an integral part of these financial statements.

                             SIVAULT ANALYTICS, INC.
                             -----------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------

                             STATEMENT OF OPERATIONS
           FOR THE FISCAL YEAR ENDED JUNE 30, 2004 AND THE PERIOD FROM
          JUNE 16, 2003 (INCEPTION) THROUGH JUNE 30, 2004 (CUMULATIVE)
-------------------------------------------------------------------------------

                                                                   Period From
                                                                    June 16,
                                                Fiscal Year     2003 (Inception)
                                                   Ended            to June 30,
                                                  June 30,             2004
                                                    2004           (Cumulative)
                                               ------------     ---------------
Revenue:
Service Fees                                   $     41,000        $     41,000

Operating Expenses                                  598,637             701,937
                                               ------------        ------------

Loss from Operations                               (557,637)           (660,937)
                                               ------------        ------------

Provision for Income Taxes                                -                   -
                                               ------------        ------------

Net Loss                                       $   (557,637)       $   (660,937)
                                               ------------        ------------

Net Loss Per Share                             $      (0.06)       $      (0.07)
                                               ------------        ------------

Weighted-Average Shares Used
In the Calculation of Net Loss Per Share         10,000,000          10,000,000
                                               ------------        ------------



   The accompanying notes are an integral part of these financial statements.

                             SIVAULT ANALYTICS, INC.
                             -----------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------

                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
           FOR THE FISCAL YEAR ENDED JUNE 30, 2004 AND THE PERIOD FROM
          JUNE 16, 2003 (INCEPTION) THROUGH JUNE 30, 2004 (CUMULATIVE)
-------------------------------------------------------------------------------


                                                                          Accumulated
                                                                            Deficit
                                                           Additional      During the
                              Common          Stock          Paid-in      Development
                              Shares          Amount         Capital         Stage         Total
                            -----------------------------------------------------------------------
Balance at
June 16, 2003
(inception)                           -     $        -     $        -     $        -     $        -

Issue of
Common Stock                 10,000,000          1,000        102,300              -        103,300

Net loss for period
from June 16, 2003
to June 30 2003                       -              -              -       (103,300)      (103,300)

Balance at
June 30, 2003                10,000,000     $    1,000     $  102,300     $ (103,300)    $        -
                             ----------     ----------     ----------     ----------     ----------

Additional
Paid-in Capital                       -              -         13,078              -         13,078

Net loss                              -              -              -       (557,637)      (557,637)
                             ----------     ----------     ----------     ----------     ----------

Balance at
June 30, 2004                10,000,000     $    1,000     $  115,378     $ (660,937)    $ (544,559)
                             ----------     ----------     ----------     ----------     ----------


                             SIVAULT ANALYTICS, INC.
                             -----------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------

                             STATEMENT OF CASH FLOWS
           FOR THE FISCAL YEAR ENDED JUNE 30, 2004 AND THE PERIOD FROM
          JUNE 16, 2003 (INCEPTION) THROUGH JUNE 30, 2004 (CUMULATIVE)
-------------------------------------------------------------------------------


                                                                                     Period From
                                                                                       June 16,
                                                               Fiscal Year          2003(Inception)
                                                                  Ended              to June 30,
                                                                 June 30,                2004
                                                                   2004              (Cumulative)
                                                                ---------            --------------
Cash Flows from Operating Activities:
         Net loss                                               $(557,637)             $(660,937)
         Adjustments to reconcile net loss
         to net cash used
         by operating activities:
         Depreciation                                              12,173                 12,173
         Changes in assets and liabilities:
                  (Increase) in deposits                             (450)                  (450)
                  Increase in accrued expenses                    487,446                487,446
                                                                ---------              ---------

Net Cash Used by Operating Activities                             (58,468)              (161,768)
                                                                ---------              ---------

Cash Flows from Investing Activities:
         Purchases of furniture and equipment                     (63,804)               (63,804)
         Purchases of software                                       (184)                  (184)
                                                                ---------              ---------

         Net Cash Used by Investing Activities                    (63,988)               (63,988)
                                                                ---------              ---------

Cash Flows from Financing Activities:
         Proceeds from issuance of common stock                         -                  1,000
         Proceeds from shareholders advance                       115,000                115,000
         Proceeds from additional paid-in capital                  13,078                115,378
                                                                ---------              ---------

Net Cash Provided by Financing Activities                         128,078                231,378
                                                                ---------              ---------

Net Increase in Cash and Cash Equivalents                           5,622                  5,622

Cash and Cash Equivalent - Beginning                                    -                      -
                                                                ---------              ---------

Cash and Cash Equivalent - Ending                               $   5,622              $   5,622
                                                                ---------              ---------

Supplemental Cash Flow Information

Cash paid during the period for:
         Income taxes paid                                      $       -              $       -
                                                                ---------              ---------

         Interest paid                                          $       -              $       -
                                                                ---------              ---------



   The accompanying notes are an integral part of these financial statements

                             SIVAULT ANALYTICS, INC.
                             -----------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1. THE COMPANY

SIVAULT ANALYTICS, INC. (the "Company") is a development stage enterprise in the business of providing products and services to implement secure storage and retrieval of signed documents and signature-based authentication for processing of on-line transactions. The Company was incorporated in the State of Delaware on June 16, 2003 under the name of "PERFORMANCE CENTRAL, INC." The Company changed its name to "SIVAULT ANALYTICS, INC." on November 5, 2003. This development stage enterprise has been primarily involved in the organizational and fundraising activities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
-------------------

The Company uses the accrual method of accounting. Revenue is recognized when earned and measurable; expenses are recognized in the period incurred, if measurable.

Revenue Recognition
-------------------

The Company recognizes revenue when services are provided.

Cash and Cash Equivalents
-------------------------

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, and so near their maturity that they present insignificant risk of changes in interest rates. Commercial papers, negotiable certificates of deposit, and bank acceptances with original maturities of three months or shorter at investment date are considered to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is computed using the straight-line method and estimated useful lives that range from 5 to 7 years for furniture and equipment. Software is depreciated using the straight-line method over the term of 3 years.

Management Estimates
--------------------

The preparation of finance statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share
------------------

The computation of net loss per share is based on the weighted average shares of common stock outstanding during the periods. The initial issuance of the common stock was 10,000,000 shares and remained the same throughout the period of the financial statements.

Certain Significant Risks and Uncertainties
-------------------------------------------

The Company operates in a dynamic industry and, accordingly, can be affected by a variety of factors. Risks include competition from companies with greater resource and alternative technologies; ability to attract and retain qualified personnel to manage the anticipated growth of the company; fundamental changes in the technology underlying products or incorporated in customers' products; development of sales channels and networks; successful and timely completion of new product development in a rapidly changing technology environment; and new product introduction by competitors.

The Company derives its revenue from providing signature verification and authentication services. Currently, the Company has two customers for whom it provides authorization, authentication, storage, and data management services for transacted content. These customers account for 100% of the Company's revenues.

3. CASH AND CASH EQUIVALENTS

Cash and cash equivalents as of June 30, 2004, consisted of the following:
         Checking accounts                                              $ 5,622
                                                                        -------
         Total Cash and Cash Equivalents                                $ 5,622
                                                                        -------

The Company maintains its cash balances at Bank of America. The bank balances are insured by Federal Deposit Insurance Corporation (FDIC) up to $100,000 per bank. As of June 30, 2004, the account at Bank of America didn't exceed the federal depository insurance limit.

4. PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2004, consisted of the following:
         Equipment and furniture                                       $ 63,804
         Software                                                           184

         Total Property and Equipment                                    63,988

         Less: Accumulated depreciation                                 (12,173)
                                                                        -------

         Total Property and Equipment - Net                             $51,815
                                                                        -------

Depreciation expense was $12,173 for the fiscal year ended June 30, 2004.

5. ACCRUED EXPENSES

Accrued expenses as of June 30, 2004 consisted of the following:

Salaries                                                              $ 164,297
Payroll taxes                                                            13,144
License fees                                                            300,000
Accrued franchise tax                                                       170
Professional fees                                                         8,400
Other accrued expenses                                                    1,435
                                                                      ---------
Total Accrued Expenses                                                $ 487,446
                                                                      ---------

6. INCOME TAXES

The Company accounts for its income taxes under the asset and liability approach whereby the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities at the applicable income tax rates. Due to the uncertainty of realization of the deferred tax asset, a valuation allowance has been established for deferred tax assets.

Significant components of the deferred tax assets and liabilities as of June 30, 2004, were as follows:

Current:
         Federal                                                        148,466
         State                                                           42,948
         Valuation allowance                                           (191,414)
                                                                      ---------
Net deferred tax assets - Current                                     $       -
                                                                      ---------

Non-current:
         Federal                                                         59,533
         State                                                           15,478
         Valuation allowance                                            (75,011)
                                                                      ---------
Net deferred tax assets - Non-current                                 $       -
                                                                      ---------

As of June 30, 2004, the Company had net operating losses of approximately $104,000 to be carried over to offset future taxable income for federal and California income tax purposes. Due to the ownership change that will occur in July 2004 (see Note 7), the loss carryovers incurred prior to the change that can be utilized in the future years are severely limited pursuant to Internal Revenue Code Section 382 and California Revenue and Taxation Code. The federal and California net operating loss will begin to expire in the year 2024 and 2014 respectively.

7. SUBSEQUENT EVENT

On July 9, 2004, the shareholders of the Company entered into a Stock Purchase Agreement with Security Biometrics Inc. (Security Biometrics), a Nevada corporation, to purchase all shares of the Company from the existing shareholders by exchange all of the 10,000,000 outstanding common shares of the Company for 4,000,000 of Security Biometrics' restricted common shares.

(b) Pro Forma Financial Statements.

       SIVAULT SYSTEMS, INC. AND SUBSIDIARIES, AND SIVAULT ANALYTICS, INC.
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

On July 9, 2004, SiVault Systems, Inc. ("SiVault Systems" and the "Company") (formerly Security Biometrics, Inc.) entered into a stock purchase agreement to acquire all of the issued and outstanding shares of SiVault Analytics, Inc.'s ("SiVault Analytics") common stock (10 million common shares) in exchange for 4 million of SiVault Systems' restricted common stock that had a fair market value of $1.80 per share at July 9, 2004. On July 14, 2004, SiVault Systems completed the acquisition of SiVault Analytics.

The merger will be accounted for as a purchase with the assets acquired and liabilities assumed recorded at fair values, and the results of SiVault Analytics' operations in the Company's combined financial statements will be recorded from the date of the effective acquisition date.

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of SiVault Systems and Subsidiaries, and SiVault Analytics may have appeared had the business actually been combined at July 1, 2003. The unaudited pro forma condensed combined financial information shows the impact of the acquisition of SiVault Analytics by SiVault Systems on the company's respective historical results of the balance sheet and the statement of operations under the purchase method of accounting. The unaudited condensed combined pro forma financial information combines the historical financial information of SiVault Systems and SiVault Analytics for the following:

          A condensed combined balance sheet as of June 30, 2004
          A condensed combined statement of operations for the year ended June 30, 2004

The unaudited condensed combined balance sheet at June 30, 2004 gives effect as if the acquisition had occurred at that date. The unaudited condensed combined statements of operations for the year ended June 30, 2004 gives effect to the acquisition, as if the acquisition had been completed as of July 1, 2003.

The unaudited pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition. In particular, the condensed combined pro forma financial statements are based on management's current estimate of the allocation of the purchase price, which has been established at fair value, the actual allocation of which may differ.

The accompanying condensed combined pro forma financial statements should be read in conjunction with the historical financial statements and the related notes of both the Company and SiVault Analytics.

 SIVAULT SYSTEMS, INC. AND SUBSIDIARIES (FORMERLY SECURITY BIOMETRICS, INC.) AND
                             SIVAULT ANALYTICS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                   (UNAUDITED)

                                  JUNE 30, 2004

    The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of SiVault Systems, Inc. and SiVault Analytics, Inc. assuming the companies have been combined on June 30, 2004, on a purchase accounting basis.

                                                                                                                  SIVAULT SYSTEMS,
                                                                                                                   INC./SIVAULT
                                                          SIVAULT              SIVAULT           PRO FORMA        ANALYTICS, INC.
                                                       SYSTEMS, INC.       ANALYTICS, INC.      ADJUSTMENTS          COMBINED
                                                       -------------       ---------------      -----------       ----------------

                ASSETS

CURRENT ASSETS
   Cash                                                 $    112,880        $      5,622       $         -         $    118,502
   Accounts receivable                                       848,617                  -                  -              848,617
   Inventory                                                   3,884                  -                  -                3,884
   Prepaid expenses and other current assets                  58,788                  -                  -               58,788
                                                        ------------        ------------       ------------        ------------
             Total current assets                          1,024,169               5,622                 -            1,029,791

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED
     DEPRECIATION                                            636,994              51,815                 -              688,809

EXCESS COST OVER NET ASSETS ACQUIRED                              -                   -           7,200,000  (2)      7,863,060
                                                                                                    224,000  (3)
                                                                                                    439,060  (4)
SECURITY DEPOSITS                                             56,916                 450                 -               57,366
                                                        ------------        ------------       ------------        ------------

                                                        $  1,718,079        $     57,887       $  7,863,060        $  9,639,026
                                                        ============        ============       ============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities -
     non-related parties                                $  2,558,883        $    487,446       $   (105,499) (1)   $  2,940,830
   Accounts payable and accrued liabilities -
     related parties                                         789,410                  -                  -              789,410
   Shareholders' advance                                          -              115,000                 -              115,000
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                        90,018                  -                  -               90,018
   Convertible debenture payable                           1,358,569                  -                  -            1,358,569
   Notes payable - related parties                           339,983                  -                  -              339,983
   Capital lease obligations                                   3,329                  -                  -                3,329
   Corporate income taxes payable                            129,920                  -                  -              129,920
   Current liabilities of discontinued operations             93,913                  -                  -               93,913
                                                        ------------        ------------       ------------        ------------
             Total current liabilities                     5,364,025             602,446           (105,499)          5,860,972

DEFERRED RENT EXPENSE                                         16,954                  -                  -               16,954
                                                        ------------        ------------       ------------        ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock
      Authorized - 50,000,000 shares $0.001
        par value Issued and outstanding -
        12,064,664                                             7,924               1,000              4,000  (2)         12,064
                                                                                                        140  (3)
                                                                                                     (1,000) (4)
  Additional paid-in capital                              14,548,456             115,378          7,196,000  (2)     21,968,316
                                                                                                    223,860  (3)
                                                                                                   (115,378) (4)
  Accumulated other comprehensive loss                        (7,222)                 -                  -               (7,222)
  Accumulated deficit                                    (18,212,058)           (660,937)           105,499  (1)    (18,212,058)
                                                                                                    555,438  (4)
                                                        ============        ============       ============        ============

        TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)           (3,662,900)           (544,559)         7,968,559           3,761,100
                                                        ------------        ------------       ------------        ------------

                                                        $  1,718,079        $     57,887       $  7,863,060        $  9,639,026
                                                        ============        ============       ============        ============


(1) See Notes Unaudited Pro Forma Condensed Combined Financial Information

 SIVAULT SYSTEMS, INC. AND SUBSIDIARIES (FORMERLY SECURITY BIOMETRICS, INC.) AND
                             SIVAULT ANALYTICS, INC.
              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                            YEAR ENDED JUNE 30, 2004

         The following preliminary unaudited pro forma condensed combined statement of operations combines the statement of operations SiVault Systems, Inc. and SiVault Analytics, Inc. assuming the companies have been combined on July 1, 2003 on a purchase accounting basis:.

                                                                                                                  SIVAULT SYSTEMS,
                                                                                                                    INC./SIVAULT
                                                        SIVAULT            SIVAULT             PRO FORMA          ANALYTICS, INC.
                                                     SYSTEMS, INC.      ANALYTICS, INC.       ADJUSTMENTS            COMBINED
                                                     ------------       ---------------       -----------         ----------------
REVENUES:
Contract revenues earned                             $  7,110,034        $          -           $         -        $  7,110,034
Other revenues                                             21,403              41,000                     -              62,403
                                                     ------------        ------------           -----------        ------------
         Total revenues                                 7,131,437              41,000                     -           7,172,437
                                                     ------------        ------------           -----------        ------------

OPERATING EXPENSES:
Costs of revenue earned                                 3,649,302                   -                     -           3,649,302
Selling, general and administrative                     3,737,955             598,637                     -           4,336,592
                                                     ------------        ------------           -----------        ------------
                                                        7,387,257             598,637                     -           7,985,894

LOSS FROM OPERATIONS                                     (255,820)           (557,637)                    -            (813,457)
                                                     ------------        ------------           -----------        ------------

OTHER EXPENSES:

Interest expense                                          796,220                   -                     -             796,220
Charge relating to issuance of stock  warrants          2,496,000                   -                     -           2,496,000
                                                     ------------        ------------           -----------        ------------
                                                        3,292,220                   -                     -           3,292,220
LOSS BEFORE PROVISION FOR
    INCOME TAXES                                       (3,548,040)           (557,637)                    -          (4,105,677)

PROVISION FOR INCOME TAXES                                 34,934                   -                     -              34,934
                                                     ------------        ------------           -----------        ------------

LOSS FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN LOSS
    OF SUBSIDIARY                                      (3,582,974)           (557,637)                    -          (4,140,611)

Minority interest in loss of subsidiary                       121                   -                     -                 121
                                                     ------------        ------------           -----------        ------------

LOSS FROM CONTINUING OPERATIONS                        (3,582,853)           (557,637)                    -          (4,140,490)

INCOME (LOSS) FROM DISCONTINUED
    OPERATIONS                                            176,193                   -                     -             176,193
                                                     ------------        ------------           -----------        ------------

NET LOSS                                             $ (3,406,660)       $   (557,637)          $         -        $ (3,964,297)
                                                     ============        ============           ===========        ============

BASIC AND DILUTED LOSS PER
COMMON SHARE

Continuing operations                                $      (0.51)       $      (0.06)                             $      (0.59)
                                                     ============        ============                              ============

Discontinued operations                              $       0.02        $          -                              $       0.02
                                                     ============        ============                              ============

Net loss                                             $      (0.49)       $      (0.06)                             $      (0.57)
                                                     ============        ============                              ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                               6,971,497          10,000,000           (10,000,000)          6,971,497
                                                     ============        ============           ===========        ============

(1) See Notes Unaudited Pro Forma Condensed Combined Financial Information

       SIVAULT SYSTEMS, INC AND SUBSIDIARIES, AND SIVAULT ANALYTICS, INC.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


NOTE 1 - BASIS OF PRO FORMA PRESENTATION

On July 9, 2004, SiVault Systems, Inc. ("SiVault Systems" and the "Company") (formerly Security Biometrics, Inc.) entered into a stock purchase agreement to acquire all of the issued and outstanding shares of SiVault Analytics, Inc.'s ("SiVault Analytics") common stock (10 million common shares) in exchange for 4 million of SiVault Systems' restricted common stock with a fair value of $1.80 per share at July 9, 2004. On July 14, 2004, SiVault Systems completed the acquisition of SiVault Analytics.

The merger will be accounted for as a purchase with the assets acquired and liabilities assumed recorded at fair values, and the results of SiVault Analytics' operations in the Company's consolidated financial statements will be recorded from the effective date of acquisition.

The unaudited pro forma condensed combined balance sheet at June 30, 2004 and the unaudited condensed combined statement of operations for the year ended June 30, 2004 give effect to the acquisition as if the acquisition had been completed as of July 1, 2003.

The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition. In particular, the condensed combined pro forma financial statements are based on management's current estimate of the allocation of the purchase price, which has been established at fair value, the actual allocation of which may differ.

The accompanying condensed combined pro forma financial statements should be read inconjunction with the historical financial statements and the related notes of both the Company and SiVault Analytics, Inc.

NOTE 2 - PRO FORMA ADJUSTMENT

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(1) The Company did not assume $105,499 of the accrued liabilities of SiVault Analytics.

(2) The Company acquired all of the outstanding common shares of SiVault Analytics in exchange for 4 million of the Company's common stock valued at $1.80 per share (market price on July 9, 2004).

(3) The Company issued 140,000 of its common shares, valued at $1.60 per share as finders fees in conjunction with the Acquisition.

(4)    To record the elimination of SiVault Analytics stockholders' deficiency.

         This current report may contain "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. SiVault cautions readers that statements regarding SiVault's future revenues, results of operations, and business operations, among others, are forward-looking statements and are based on management's current expectations, estimates and projections. Words such as "expects", "anticipates", "projects", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of SiVault's ability to market its products and services in a competitive environment, SiVault's ability to raise additional capital and SiVault's ability to continue to perform under its existing contracts, as well as other factors, many of which are beyond the SiVault's control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For additional information on these uncertainties, please see SiVaults's filings with the Securities and Exchange Commission. SiVault undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SIVAULT SYSTEMS, INC.




Date:  November 12, 2004                  /s/  Wayne Taylor
                                          ------------------------------------
                                          Wayne Taylor
                                          Interim Chief Financial Officer

(C)      EXHIBITS.

Exhibit 23.1 Consent of Miller Ellin & Company, LLP, Certified Public
             Accountants.

Exhibit 23.2 Consent of C.G. Uhlenberg, LLP, Independent Public Accountants.




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